FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Elyse Lorenzato (724) 741 - 8525

MSA Announces Fourth Quarter and Full Year 2019 Results
Record revenue driven by momentum of new products; MSA delivers mid-single digit revenue growth and strong operating margin expansion for the full year of 2019

PITTSBURGH, February 19, 2020 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the fourth quarter and full year of 2019.

Quarterly Highlights

•	Revenue was $375 million, increasing 4 percent from a year ago on a reported basis and 5 percent on a constant currency basis.

•
GAAP operating income was $40 million or 10.7 percent of sales, compared to $42 million or 11.7 percent of sales in the same period a year ago. Adjusted operating income was $65 million or 17.3 percent of sales, compared to $65 million or 18.0 percent of sales in the same period a year ago. The company recognized a non-cash LIFO inventory charge of $2 million as well as a $3 million or 26 percent increase in research and development expense in the quarter, primarily impacting its Americas business segment.

•
GAAP earnings were $31 million or $0.79 per diluted share, compared to $25 million or $0.64 per diluted share in the same period a year ago. Adjusted earnings were $51 million or $1.29 per diluted share, compared to $50 million or $1.27 per diluted share in the same period a year ago.

•
Operating cash flow was $77 million compared to $78 million a year ago. Free cash flow conversion exceeded 100 percent of net income, driven by a 170 basis point decline in working capital from the third quarter of 2019.

Annual Highlights

•	Revenue was $1.4 billion, increasing 3 percent from a year ago on a reported basis and 5 percent on a constant currency basis.

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GAAP operating income was $186 million or 13.3 percent of sales, compared to $173 million or 12.8 percent of sales in the same period a year ago. Adjusted operating income was $251 million or 17.9 percent of sales, compared to $235 million or 17.3 percent of sales in the same period a year ago on product margin improvements and strong leverage over operating costs.

•
GAAP earnings were $136 million or $3.48 per diluted share, compared to $124 million or $3.18 per diluted share in the same period a year ago. Adjusted earnings were $188 million or $4.80 per diluted share, compared to $175 million or $4.50 per diluted share in the same period a year ago.

•
Operating cash flow was $165 million compared to $264 million a year ago, reflecting higher collections of insurance receivables in 2018. In 2019, the company invested more than $57 million in research and development, deployed $33 million for the Sierra Monitor acquisition and funded $64 million of dividends to shareholders. Dividend payments increased 11 percent from a year ago, continuing the company's long history of raising its dividend annually for more than 50 consecutive years.

Comments from Management
“MSA delivered record revenue in the fourth quarter, realized strong returns on previously completed restructuring programs, and drove substantial improvements in working capital,” commented Nish Vartanian, MSA President and CEO. “For the full year, we achieved mid-single digit revenue growth, incremental margins of more than 35 percent, and healthy levels of cash flow while continuing to invest heavily in our business.” Mr. Vartanian added that MSA's book-to-bill ratio exceeded 100 percent in the fourth quarter, providing a healthy backlog to start 2020.

The company's fourth quarter results include a $3 million or 26 percent increase in R&D expense as it continued to invest in and launch a significant number of new products. Among these was the launch of the company’s ALTAIR io 360 gas detector earlier this month. Combining many of the capabilities of a fixed gas monitoring system with the wireless convenience of a hand-held detector, the ALTAIR io 360 enables connected work-sites while expanding MSA’s addressable market into the area monitoring space.

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MSA also continues to advance the development of its connected firefighter platform powered by LUNAR, a wireless, hand-held device that provides thermal imaging capability, firefighter ranging, and motionless alarm through the use of cloud technology. LUNAR is expected to launch in the second half of 2020. Mr. Vartanian noted that for the quarter, more than 40 percent of MSA’s total sales were from products introduced within the past five years.

The company continues to make progress against its goal to improve profitability in its International business segment. “Our team has been highly focused on driving growth in select markets, optimizing our go-to-market strategy, and rationalizing our cost structure. It is encouraging to see the returns of these strategic programs coming through in the quarter," Mr. Vartanian commented. The company's International segment adjusted operating margin increased by 160 basis points in the fourth quarter of 2019.

“With a robust new product development pipeline and a strong balance sheet, we remain well positioned to continue investing in the growth programs, talent and technologies that create value for our shareholders and advance our mission of protecting workers' lives around the world," Mr. Vartanian concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net sales	$375,255	$361,784	$1,401,981	$1,358,104
Cost of products sold	208,410	199,397	765,369	746,241
Gross profit	166,845	162,387	636,612	611,863

Selling, general and administrative	85,165	84,558	330,502	324,784
Research and development	16,366	12,944	57,848	52,696
Restructuring charges	2,643	3,024	13,846	13,247
Currency exchange losses (gains), net (a)	2,476	(241)	19,814	2,330
Product liability and other operating expense	20,217	19,858	28,372	45,327
Operating income	39,978	42,244	186,230	173,479

Interest expense	2,500	4,427	13,589	18,881
Loss on extinguishment of debt	—	—	—	1,494
Other income, net	(2,244)	(939)	(11,094)	(9,231)
Total other expense, net	256	3,488	2,495	11,144

Income before income taxes	39,722	38,756	183,735	162,335
Provision for income taxes	8,173	13,614	46,086	37,220
Net income	31,549	25,142	137,649	125,115
Net income attributable to noncontrolling interests	(387)	(259)	(1,209)	(965)
Net income attributable to MSA Safety Incorporated	$31,162	$24,883	$136,440	$124,150

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$0.80	$0.65	$3.52	$3.23
Diluted	$0.79	$0.64	$3.48	$3.18

Basic shares outstanding	38,762	38,465	38,653	38,362
Diluted shares outstanding	39,366	39,104	39,189	38,961
(a) Year-to-date currency exchange losses includes a $15.4 million non-cash charge related to the recognition of currency translation adjustments associated with the closure of MSA's South Africa affiliates.

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$152,195	$140,095
Trade receivables, net	255,082	245,032
Inventories	185,027	156,602
Notes receivable, insurance companies	3,676	3,555
Other current assets	97,383	111,339
Total current assets	693,363	656,623

Property, plant and equipment, net	167,038	157,940
Operating lease assets, net	51,675	—
Prepaid pension cost	75,066	57,568
Goodwill	436,679	413,640
Notes receivable, insurance companies, noncurrent	52,336	56,012
Insurance receivable, noncurrent	56,169	56,866
Other noncurrent assets	207,367	209,363
Total assets	$1,739,693	$1,608,012

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$20,000	$20,063
Accounts payable	89,120	78,367
Other current liabilities	168,389	183,630
Total current liabilities	277,509	282,060

Long-term debt, net	328,394	341,311
Pensions and other employee benefits	186,697	166,101
Noncurrent operating lease liabilities	42,632	—
Deferred tax liabilities	9,787	7,164
Product liability and other noncurrent liabilities	162,101	171,857
Total shareholders' equity	732,573	639,519
Total liabilities and shareholders' equity	$1,739,693	$1,608,012

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net income	$31,549	$25,142	$137,649	$125,115
Depreciation and amortization	9,681	9,267	38,020	37,852
Change in working capital and other operating	35,482	43,281	(10,707)	100,920
Cash flow from operating activities	76,712	77,690	164,962	263,887

Capital expenditures	(13,081)	(15,340)	(36,604)	(33,960)
Acquisition, net of cash acquired	—	—	(33,196)	—
Change in short-term investments	22,614	2,068	5,425	(55,022)
Property disposals	95	586	218	4,587
Cash flow from (used in) investing activities	9,628	(12,686)	(64,157)	(84,395)

Change in debt	(29,502)	(26,941)	(16,565)	(107,616)
Cash dividends paid	(16,308)	(14,643)	(63,523)	(57,248)
Other financing	2,019	2,170	(4,536)	1,595
Cash flow used in financing activities	(43,791)	(39,414)	(84,624)	(163,269)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,136	(3,556)	(4,242)	(13,508)

Increase in cash, cash equivalents and restricted cash	$43,685	$22,034	$11,939	$2,715

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended December 31, 2019
Sales to external customers	$235,419	$139,836	$—	$375,255
Operating income				39,978
Operating margin %				10.7%
Restructuring charges				2,643
Currency exchange losses, net				2,476
Product liability expense				18,464
Strategic transaction costs				1,463
Adjusted operating income (loss)	55,133	20,022	(10,131)	65,024
Adjusted operating margin %	23.4%	14.3%		17.3%
Depreciation and amortization				9,681
Adjusted EBITDA	61,203	23,535	(10,033)	74,705
Adjusted EBITDA %	26.0%	16.8%		19.9%

Three Months Ended December 31, 2018
Sales to external customers	$220,475	$141,309	$—	$361,784
Operating income				42,244
Operating margin %				11.7%
Restructuring charges				3,024
Currency exchange gains, net				(241)
Product liability expense				19,858
Strategic transaction costs				213
Adjusted operating income (loss)	55,383	17,906	(8,191)	65,098
Adjusted operating margin %	25.1%	12.7%		18.0%
Depreciation and amortization				9,267
Adjusted EBITDA	61,291	21,168	(8,094)	74,365
Adjusted EBITDA %	27.8%	15.0%		20.6%

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	Americas	International	Corporate	Consolidated
Twelve Months Ended December 31, 2019
Sales to external customers	$915,118	$486,863	$—	$1,401,981
Operating income				186,230
Operating margin %				13.3%
Restructuring charges				13,846
Currency exchange losses, net				19,814
Product liability expense				26,619
Strategic transaction costs				4,400
Adjusted operating income (loss)	226,596	59,910	(35,597)	250,909
Adjusted operating margin %	24.8%	12.3%		17.9%
Depreciation and amortization				38,020
Adjusted EBITDA	251,287	72,848	(35,206)	288,929
Adjusted EBITDA %	27.5%	15.0%		20.6%

Twelve Months Ended December 31, 2018
Sales to external customers	$854,287	$503,817	$—	$1,358,104
Operating income				173,479
Operating margin %				12.8%
Restructuring charges				13,247
Currency exchange losses, net				2,330
Product liability expense				45,327
Strategic transaction costs				421
Adjusted operating income (loss)	206,839	59,866	(31,901)	234,804
Adjusted operating margin %	24.2%	11.9%		17.3%
Depreciation and amortization				37,852
Adjusted EBITDA	230,982	73,169	(31,495)	272,656
Adjusted EBITDA %	27.0%	14.5%		20.1%
The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.
Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense and strategic transaction costs and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended December 31, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	1%	—%	(5)%	3%	18%	(1)%	4%	—%	4%
Plus: Currency translation effects	—%	1%	1%	1%	1%	—%	1%	1%	1%
Constant currency sales change	1%	1%	(4)%	4%	19%	(1)%	5%	1%	5%

	Twelve Months Ended December 31, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(2)%	5%	(1)%	4%	12%	15%	4%	(5)%	3%
Plus: Currency translation effects	1%	1%	2%	2%	2%	3%	2%	3%	2%
Constant currency sales change	(1)%	6%	1%	6%	14%	18%	6%	(2)%	5%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended December 31, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	8%	(3)%	(5)%	5%	23%	18%	8%	(1)%	7%
Plus: Currency translation effects	—%	—%	1%	1%	—%	1%	—%	—%	—%
Constant currency sales change	8%	(3)%	(4)%	6%	23%	19%	8%	(1)%	7%

	Twelve Months Ended December 31, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	3%	4%	(2)%	4%	18%	27%	7%	6%	7%
Plus: Currency translation effects	—%	—%	2%	1%	—%	2%	1%	1%	1%
Constant currency sales change	3%	4%	—%	5%	18%	29%	8%	7%	8%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended December 31, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(12)%	13%	(6)%	—%	14%	(22)%	(1)%	—%	(1)%
Plus: Currency translation effects	1%	4%	1%	1%	2%	—%	1%	3%	2%
Constant currency sales change	(11)%	17%	(5)%	1%	16%	(22)%	—%	3%	1%

	Twelve Months Ended December 31, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(12)%	9%	3%	2%	5%	(1)%	(1)%	(15)%	(3)%
Plus: Currency translation effects	4%	6%	4%	5%	5%	4%	4%	4%	4%
Constant currency sales change	(8)%	15%	7%	7%	10%	3%	3%	(11)%	1%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended December 31, 2019
	Consolidated	Americas	International
Fixed Gas and Flame Detection	19%	23%	16%
Portable Gas Detection	4%	6%	1%
Breathing Apparatus	1%	8%	(11)%
Firefighter Helmets and Protective Apparel	1%	(3)%	17%
Fall Protection	(1)%	19%	(22)%
Industrial Head Protection	(4)%	(4)%	(5)%
Core Sales	5%	8%	—%

Non-Core Sales	1%	(1)%	3%

Net Sales	5%	7%	1%

	Twelve Months Ended December 31, 2019
	Consolidated	Americas	International
Fixed Gas and Flame Detection	14%	18%	10%
Portable Gas Detection	6%	5%	7%
Breathing Apparatus	(1)%	3%	(8)%
Firefighter Helmets and Protective Apparel	6%	4%	15%
Fall Protection	18%	29%	3%
Industrial Head Protection	1%	—%	7%
Core Sales	6%	8%	3%

Non-Core Sales	(2)%	7%	(11)%

Net Sales	5%	8%	1%

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change

Net income attributable to MSA Safety Incorporated	$31,162	$24,883	25%	$136,440	$124,150	10%
Tax charges associated with U.S. Tax Reform	—	4,475		—	2,518
Non-deductible non-cash charge related to the recognition of currency translation adjustments (a)	—	—		15,359	—
Tax charges associated with restructuring activities	584	1,794		584	1,794
Tax benefit associated with ASU 2016-09: Improvements to employee share-based payment accounting	(98)	(225)		(2,278)	(2,531)
Subtotal	31,648	30,927	2%	150,105	125,931	19%

Product liability expense	18,464	19,858		26,619	45,327
Restructuring charges	2,643	3,024		13,846	13,247
Strategic transaction costs	1,463	213		4,400	421
Currency exchange losses (gains), net	2,476	(241)		4,455	2,330
Loss on extinguishment of debt	—	—		—	1,494
Asset related losses, net	100	68		371	484
Income tax expense on adjustments	(5,914)	(4,155)		(11,826)	(13,800)
Adjusted earnings	$50,880	$49,694	2%	$187,970	$175,434	7%

Adjusted earnings per diluted share	$1.29	$1.27	2%	$4.80	$4.50	7%
(a) Included in Currency exchange losses (gains), net on the Statement of Income.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Free cash flow (Unaudited)
(In thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Cash flow from operating activities	$76,712	$77,690	$164,962	$263,887
Capital expenditures	(13,081)	(15,340)	(36,604)	(33,960)

Free cash flow	$63,631	$62,350	$128,358	$229,927

Net income attributable to MSA Safety Incorporated	$31,162	$24,883	$136,440	$124,150

Free cash flow conversion	204%	251%	94%	185%

Management believes that free cash flow is a meaningful measure for investors. Management reviews cash from operations after deducting capital expenditures because these expenditures are necessary to promote growth of MSA’s business and are likely to produce cash from operations in future periods. It is important to note that free cash flow does not reflect the residual cash balance of the company for discretionary spending since other items, including debt and dividend payments, are deducted from free cash flow before arriving at the company’s ending cash balance. Management defines free cash flow conversion as free cash flow divided by net income attributable to MSA. There can be no assurances that MSA's definition of free cash flow is consistent with that of other companies. As such, management believes that it is appropriate to consider cash from operating activities determined on a GAAP basis as well as free cash flow.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2019 revenues of $1.40 billion, MSA employs approximately 4,800 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 20, 2019. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, adjusted earnings per diluted share and free cash flow. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

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